Exhibit 99.1
PROS Holdings, Inc. Reports Second Quarter 2009
Financial Results
•	Second quarter total revenue of $17.3 million.

•	GAAP income from operations of $2.1 million, net income of $1.5 million or $0.06 per diluted share for the second quarter.

•	Non-GAAP income from operations of $3.5 million, net income of $2.5 million or $0.10 per diluted share for the second quarter, exceeding the high end of our guided range.

•	Cash and cash equivalents of $53.7 million, no debt and $2.1 million of positive cash flow from operations for the six months ended June 30, 2009.
Houston, Texas — August 6, 2009 — PROS Holdings, Inc. (NYSE: PRO), a leading provider of pricing and margin optimization science and software, today announced financial results for the second quarter ended June 30, 2009.
Total revenue for the second quarter of 2009 was $17.3 million, slightly above the midpoint of the company’s guided range. License and implementation revenue was $11.2 million and maintenance and support revenue was $6.1 million.
Bert Winemiller, Chairman and CEO, stated, “We are pleased with our financial performance in the second quarter of 2009, as revenue was above the midpoint of our guidance and we exceeded the high-end of our EPS guidance. We believe this was another solid quarter given the current economic environment. We plan to continue our focus on sales and marketing to position us to take advantage of the large market opportunity ahead of us, and we are prudently investing in people, product and processes to drive our science and product innovation and to increase our competitive advantage. We believe our experienced management team is focused on the right strategies to extend our leadership position in the pricing and margin optimization market. We have the expertise and resources to continue to deliver innovative, high ROI pricing products that provide a fast time to value to our customers as we help improve their financial performance. Even though the macro economy continues to be a challenge, we believe interest in PROS science-based Pricing and Margin Optimization software continues to increase as sales activity has improved incrementally and we have had increased participation by prospects at our new regional pricing leadership events and webcasts. We are cautiously optimistic that our business is stabilizing going into the last half of the year. PROS proven track record, proven processes and proven solutions are the keys to our long-term success and drive our high level of customer satisfaction.”
For the quarter ended June 30, 2009, PROS reported income from operations, in accordance with generally accepted accounting principles (“GAAP”), of $2.1 million compared with $3.2 million in the second quarter of 2008. GAAP net income in the quarter was $1.5 million, or $0.06 per diluted share, exceeding the high end of its guided range, compared with $2.2 million, or $0.08 per diluted share, in the second quarter of 2008.
For the quarter ended June 30, 2009, non-GAAP income from operations was $3.5 million compared with $4.2 million for the same period in 2008. Non-GAAP net income was $2.5 million, or $0.10 per diluted share, exceeding the high end of the Company’s guided range, compared with non-GAAP net income of $2.9 million, or $0.11 per diluted share, in the second quarter of 2008. These non-GAAP results in the second quarter of 2009 and 2008 exclude $1.4 million and $1.0 million, respectively, of SFAS 123R non cash equity-based compensation charges.
The effective tax rate was approximately 28% for the three months ended June 30, 2009 compared to an effective tax rate of approximately 36% for the three months ended June 30, 2008. The change in the tax rates was entirely due to the timing of the reinstatement of the Research and Experimentation (“R&E”) tax credit which was not signed into law until October 2008. As a result, PROS recorded the full benefit of the R&E tax credit for 2008 in the fourth quarter of 2008.
Charles Murphy, Executive Vice President and CFO, stated, “With the continuing uncertainty of the global recession, we are very pleased with our operating results for the second quarter. While maintenance and support revenue increased over last year, license and implementation revenue declined as a result of longer sales cycles, increased scrutiny on purchasing decisions and overall cautiousness taken by customers as a result of continued economic challenges. Even in this challenging economy we were able to maintain a good level of profitability with non-GAAP operating margin of 20% for the quarter. Our strong balance sheet, history of profitability and positive cash flow positions us positively as customers consider vendor viability when making a purchasing decision. While our business trends are showing signs of stabilizing, we believe it is too early to discern a significant change in our business environment. However, we have seen enough of an improvement in our business to expect fourth quarter revenue to increase slightly over the third quarter. Also, the strength of our balance sheet positions us to achieve our objectives with $53.7 million in cash, $47.1 million in working capital and no debt.”
The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and six months ended June 30, 2009 and 2008.
Financial Outlook
Based on information as of today, PROS is providing the following outlook for the third quarter of 2009:
Third Quarter of Fiscal Year 2009:
•	The Company expects total revenue in the range of $16.1 million to $16.5 million.

•	The Company is projecting GAAP income from operations of $0.5 million to $0.9 million and GAAP diluted earnings per share of $0.02 to $0.03. Earnings per share are based on an estimated weighted average of 26.5 million diluted shares outstanding.

•	The Company is projecting non-GAAP income from operations of $2.0 million to $2.4 million and non-GAAP diluted earnings per share of $0.06 to $0.07. Non-GAAP income from operations for the third quarter excludes estimated SFAS 123R equity-based compensation charges of approximately $1.5 million.
PROS remains positive about the Company’s long-term opportunities. However, with the global economy in recession, forecasting for the longer-term is considerably more challenging. As such, PROS will continue the practice of providing only quarterly guidance.
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 6, 2009, at 4:30 p.m. (EST) to discuss the company’s financial results. To access this call, dial (800) 798-2801 (domestic) or (617) 614-6205 (international). The pass code for the call is 60185019. Additionally, a live web cast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.
Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 69706504. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS
PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and margin optimization software products, specializing in price analytics, price execution, and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100’s of simultaneous users and sub-second electronic transactions. PROS provides professional services to configure its software products to meet the specific pricing needs of each customer. PROS has implemented over 200 solutions across a range of industries in more than 40 countries.
Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 350 employees, more than 100 with advanced degrees and over 25 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.
Forward-looking Statements
This press release contains forward-looking statements, including statements about PROS’ future financial performance, penetration and expansion into target markets, product development, the demand for PROS solutions, the performance of PROS solutions, and the predictability of the PROS business. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include: (a) the risk that the continued slowdown in the economy has on PROS’ sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) PROS’ ability to sell its solutions and successfully install and deliver the products and services at levels required to meet its future financial performance expectations, (c) PROS’ ability to develop and sell new products and product enhancements with the required functionality desired, (d) the ability of the market for enterprise pricing and margin optimization software to grow, (e) the ability of the PROS revenue model to continue to provide the level of predictability to the PROS business which it historically has provided, (f) PROS’ ability to maintain its current level of gross margins, (g) PROS’ ability to maintain historical maintenance renewal rates, (h) PROS’ ability to deliver its solutions according to the acceptance criteria of its customers and the avoidance of dispute related thereto, (i) PROS’ successful implementation of its solutions without modification or negotiation of contractual arrangements and (j) the impact of currency fluctuations on our results of operations. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance. PROS believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results. As noted, the non-GAAP financial measures discussed above are equity-based compensation charges for the three and six months ended June 30, 2009 of $1.4 million and $2.6 million, respectively, pursuant to SFAS 123R.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Contact:
PROS Investor Relations
Tel: 713-335-5879
e-mail: ir@PROSpricing.com
Media Contact:
PROS Corporate Communications
Tel: 713-335-5197
e-mail: corpcomm@PROSpricing.com
PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
Assets:
Current assets:
Cash and cash equivalents	$53,746	$51,979
Accounts and unbilled receivables, net of allowance of $1,900	17,672	16,552
Prepaid expenses and other current assets	3,909	3,238

Total current assets	75,327	71,769
Property and equipment, net	2,972	2,901
Other long term assets, net	2,260	2,297

Total assets	$80,559	$76,967

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$1,013	$1,088
Accrued liabilities	2,446	3,293
Accrued payroll and other employee benefits	3,454	4,493
Deferred revenue	16,405	16,288
Other current liabilities	4,866	4,866

Total current liabilities	28,184	30,028
Long-term deferred revenue	2,516	3,187
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 75,000,000 shares authorized, 30,124,735 and 30,095,846 shares issued, respectively, 25,707,150 and 25,678,261 shares outstanding, respectively	30	30
Additional paid-in capital	60,249	57,668
Treasury stock 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings (deficit)	3,518	(8)

Total stockholders’ equity	49,859	43,752

Total liabilities and stockholders’ equity	$80,559	$76,967

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — GAAP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Revenue:
License and implementation	$11,204	$13,375	$23,128	$26,181
Maintenance and support	6,122	5,237	12,224	10,351

Total revenue	17,326	18,612	35,352	36,532

Cost of revenue:
License and implementation	3,765	3,596	7,357	7,009
Maintenance and support	1,154	1,059	2,380	2,239

Total cost of revenue	4,919	4,655	9,737	9,248

Gross profit	12,407	13,957	25,615	27,284
Gross margin	71.6%	75.0%	72.5%	74.7%

Operating expenses:
Selling, general and administrative	5,561	5,593	11,065	10,718
Research and development	4,774	5,159	9,822	9,831

Total operating expenses	10,335	10,752	20,887	20,549

Income from operations	2,072	3,205	4,728	6,735

Other income:
Interest income	57	302	147	724

Income before income tax provision	2,129	3,507	4,875	7,459
Income tax provision	594	1,266	1,349	2,646

Net income	$1,535	$2,241	3,526	4,813

Net earnings attributable to common stockholders per share:
Basic	$0.06	$0.09	$0.14	$0.18
Diluted	$0.06	$0.08	$0.13	$0.18

Weighted average number of shares:
Basic	25,697,856	26,215,014	25,694,933	26,188,225
Diluted	26,488,540	26,511,933	26,413,376	26,588,661

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — RECONCILIATION
OF GAAP TO NON-GAAP
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ending June 30,
	2009	2008	2009	2008

Net income	$1,535	$2,241	$3,526	$4,813
GAAP SFAS 123R (Non-Cash Compensation):
Cost of revenue	232	143	411	322
Selling, general and administrative	738	540	1,324	990
Research and development	429	302	816	581

Total operating expenses	1,399	985	2,551	1,893

Tax impact of SFAS 123R	(390)	(356)	(706)	(672)

Total Non-GAAP tax impact	(390)	(356)	(706)	(672)

Non-GAAP net income	$2,544	$2,870	$5,371	$6,034

Basic	$0.10	$0.11	$0.21	$0.23
Diluted	$0.10	$0.11	$0.20	$0.23

Shares used in computing net income per common share:
Basic	25,697,856	26,215,014	25,694,933	26,188,225
Diluted	26,488,540	26,511,933	26,413,376	26,588,661

Income from operations	$2,072	$3,205	$4,728	$6,735

GAAP SFAS 123R (Non-Cash Compensation):	1,399	985	2,551	1,893

Non-GAAP income from operations	$3,471	$4,190	$7,279	$8,628

Non-GAAP income from operations %	20.0%	22.5%	20.6%	23.6%

GAAP — gross profit	$12,407	$13,957	$25,615	$27,284

GAAP SFAS 123R (Non-Cash Compensation):	232	143	411	322

Non-GAAP gross profit	$12,639	$14,100	$26,026	$27,606

Non-GAAP gross margin	72.9%	75.8%	73.6%	75.6%

PROS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Six Months
	Ended June 30,
	2009	2008

Operating activities:
Net income	$3,526	$4,813
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	624	642
Noncash compensation	2,551	1,893
Provision for doubtful accounts	36	14
Changes in operating assets and liabilities:
Accounts receivable	54	(868)
Unbilled receivables	(1,167)	(1,268)
Prepaid expenses and other	(633)	738
Accounts payable, accrued liabilities, accrued contract labor and accrued payroll	(2,320)	(2,044)
Deferred revenue	(554)	1,082

Net cash provided by operating activities	2,117	5,002

Investing activities:
Purchases of property and equipment	(380)	(805)

Net cash used in investing activities	(380)	(805)

Financing activities:
Proceeds from the exercise of stock options	30	241

Net cash used in financing activities	30	241

Net increase (decrease) in cash and cash equivalents	1,767	4,438
Cash and cash equivalents:
Beginning of period	51,979	44,378

End of period	$53,746	$48,816